Exhibit 10.25

 FIRST AMENDMENT TO LEASE

This First Amendment To Lease (“Amendment”) is made and entered into this 27th day of February, 2023 (“Effective Date”), by and between 5555 PROPERTY DEVELOPERS, LLC (“Landlord”), and T20 MINING GROUP, LLC (“Tenant”).

RECITALS

A.

Landlord and Tenant previously entered into that certain lease agreement dated December 1, 2022 (“Lease”) for the parking area identified as a portion of the property located at 5555 S 129th  E Avenue, Tulsa, Oklahoma, consisting of approximately 3.9 acres.

AGREEMENTS

NOW THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1	LEASE TERM: The Lease Term shall be extended five (5) years, commencing on March 1, 2023 and ending on February 29, 2028.

2	BASE RENT: The Base Rent shall be payable monthly by Tenant during the Extended Term as follows:

Rental Time Period	Monthly Base Rental Rate
3/1/2023 – 2/28/2025	$12,000.00
3/1/2025 – 2/28/2026	$13,000.00
3/1/2026 – 2/28/2027	$14,000.00
3/1/2027 – 2/29/2028	$15,000.00

3	TENANT IMPROVEMENTS: Tenant, at Tenant’s sole cost and expense, shall make certain improvements (the “Tenant Improvements”) to the Parking Area as described below:

●	Install precast mat foundations without piers (the” Data Center Foundations”) on which the mobile data centers will be installed.
●	Gravel the Parking Area except for the Data Center Foundations.
●

Construct underground powerlines from the substation to the Parking Area as depicted on the attached Exhibit A. Landlord will not provide a permanent easement to PSO for the installation of the underground powerlines.

●	Tenant may install up to six (6) poles not to exceed eighteen feet four inches (18’ 4”) in height on the Parking Area.
●	Install an 8’ chain link fence and screen around the perimeter of the Parking Area.

All work must be done in a good and workmanlike manner, using licensed contractors where applicable, and meeting all city and governmental codes.

Except as specifically provided for herein, the remaining terms and provisions of the Lease shall continue to be in full force and effect. The Lease, and any amendments thereto including this Amendment, shall collectively be known as the Lease.

IN WITNESS WHEREOF, this Amendment is executed as evidenced below to be effective as of the Effective Date specified herein.

LANDLORD: 5555 PROPERTY DEVELOPERS LLC By: /s/ Rob Stephens Name: Rob Stephens Its: Manager	TENANT: T20 MINING GROUP, LLC By: /s/ Jeremy Henshaw Name: Jeremy Henshaw Its: Managing Partner

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